Exhibit 10.4

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of June 12, 2020, is by and between Playa Hotels & Resorts N.V., a Dutch public limited liability company (naamloze vennootschap) with its corporate seat in Amsterdam, the Netherlands (the “Company”), and each of the buyers set forth on Schedule I hereto, severally and not jointly (each, a “Buyer”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company has entered into that certain Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”) with Playa Resorts Holding B.V., each other guarantor party thereto, Deutsche Bank AG New York Branch as administrative agent and each lender party thereto (as amended through the Fourth Amendment, the “Credit Agreement”); and

WHEREAS, each Buyer and the Company mutually desire, on the terms and subject to the conditions set forth herein, for the Company to issue and sell to each Buyer the number of ordinary shares, par value €0.10 per share (the “Shares”), of the Company, set forth opposite such Buyer’s name on Schedule I hereto at an aggregate price of $20,000,000.00 (the “Purchase Price”), being the equivalent of a price of $4.10 per Share (rounded to the nearest dollar cent);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Issuance, Sale and Purchase of Shares; Closing.

1.1 Issuance, Sale and Purchase. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Buyer, and each Buyer shall purchase from the Company, the number of Shares for and in consideration of delivery by such Buyer of the Buyer’s portion of the Purchase Price, each as set forth on Schedule I hereto, payable on the date hereof by wire transfer of immediately available funds to an account designated by the Company.

1.2 Closing. Upon confirmation of receipt of the Purchase Price described in Section 1.1, above, the Company shall promptly (and in any event no later than June 15, 2020) deliver to each Buyer the Shares through the facilities of the Depositary Trust Company (the “Closing”).

SECTION 2. Representations and Warranties of each Buyer. Each Buyer represents and warrants to the Company, as of the date hereof and solely on behalf of such Buyer and not any other Buyer, as follows:

2.1 Organization; Authority. The Buyer is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Buyer. This Agreement, when executed and delivered by the Buyer, shall constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by U.S. federal or state or non-U.S. securities laws.

2.2 Private Placement.

(a) The Buyer understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable U.S. state securities laws by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and exemptions under applicable U.S. state securities laws. The Buyer understands that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares. The Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 promulgated under the Securities Act) or (iii) a “beneficial owner” of more than 10% of the Company’s ordinary shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) The Buyer acknowledges that (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, (ii) the Buyer cannot sell, transfer, or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws; and (iii) neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (except pursuant to the Registration Rights Agreement being entered into contemporaneously with this Agreement). The Buyer acknowledges that the Shares shall bear the following restrictive legend:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF PLAYA

HOTELS & RESORTS N.V. (THE “COMPANY”) THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH TRANSFER PURSUANT TO CLAUSE (I) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. IN ADDITION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF ANY APPLICABLE RESALE RESTRICTIONS REFERRED TO ABOVE.

(c) The Buyer is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act. The Buyer is not subject to and is not aware of any facts that would cause the Buyer to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”).

(d) The Shares are being acquired by the Buyer for the Buyer’s own account for investment purposes only and not with a view to resale or distribution. The Buyer was offered the Shares through private negotiations, not through any general solicitation or general advertising.

(e) The Buyer and its representatives, if any, have been furnished with or have had full access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by the Buyer. The Buyer and its representatives, if any, have been afforded the opportunity to ask questions of the Company or its representatives. The Buyer (a) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Shares.

2.3 No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its organizational documents or other similar governing instruments, or (b) conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Buyer is a party, except in the case of clause (b), for such conflicts, violations or defaults as would not prevent the consummation of the sale of the Shares contemplated by this Agreement. The Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

SECTION 3. Representations and Warranties of the Company. The Company represents and warrants to each Buyer, as of the date hereof, as follows:

3.1 Authorization of Agreement. The Company is a public limited liability company (naamloze vennootschap) duly organized and validly existing under the laws of the Netherlands with full corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Company. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by U.S. federal or state or non-U.S. securities laws.

3.2 Authorization of the Shares. The Shares to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable (such term meaning that no holder of the Shares is or will be subject to personal liability by reason of being such a holder); and the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

3.3 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, is required by the Company in order for it to be allowed to consummate the transactions contemplated by this Agreement.

3.4 No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of its organizational documents or other similar governing instruments, or (b) conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Company is a party, except in the case of clause (b), for such conflicts, violations or defaults as would not prevent the consummation of the sale of the Shares contemplated by this Agreement and would not and could not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

3.5 Capitalization. The issued and outstanding share capital of the Company consists of 129,607,428 ordinary shares. All outstanding shares of capital stock of the Company have been duly and validly issued, are fully paid and non-assessable (such term meaning that no holder of such shares is or will be subject to personal liability by reason of being such a holder) and have been issued free of preemptive rights. Except as disclosed in its SEC Reports (defined below), the Company does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. Except as disclosed in its SEC Reports (defined below), there are no agreements providing for preemptive rights, resale rights, subscription rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or any stock appreciation or similar rights.

3.6 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis. The SEC Reports at the time they were filed, or to the extent corrected by a subsequent restatement, complied, in all material respects with the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder. There are no contracts, agreements or other documents that are required to be described in the SEC Reports and/or to be filed as exhibits thereto that are not described, in all material respects, and/or filed as required. There has not been any material change or amendment to, or any waiver of any material right under, any such contract or agreement that has not been described in and/or filed as an exhibit to the SEC Reports. The SEC Reports taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.7 Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP (as defined in the Credit Agreement) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

3.7 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened in writing, at law, in equity, in arbitration or before any governmental authority, by or against the Company, its subsidiaries or against any of their properties or revenues that have a reasonable likelihood of adverse determination and such determination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

3.8 No Material Adverse Effect. Since March 31, 2020, there has been no development, event, circumstance or change, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

3.9. Registration and Listing of Common Stock. The class of the Company’s ordinary shares is registered pursuant to Section 12(b) of the Exchange Act. The Company’s ordinary shares are listed on NASDAQ, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Company’s ordinary shares under the Exchange Act or delisting the Company’s ordinary shares from NASDAQ. As of the date of this Agreement, except as disclosed in the SEC Reports, the Company has not received any notification that, and has no knowledge that, the SEC or NASDAQ is contemplating terminating such registration or listing.

3.10 No General Solicitation. No general solicitation or general advertising was used or employed in connection with the purchase or sale of the Shares under this Agreement.

3.11 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the placement of Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act. No prior offering will impair the exemptions relied upon in this private placement or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its affiliates will take any action or steps that would cause the private placement or issuance of the Shares to be integrated with other offerings which would impair the exemptions relied upon in this placement or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the private placement or issuance of the Shares that would impair the exemptions relied upon in this private placement or the Company’s ability to timely comply with its obligations under this Agreement.

3.12 Bad Actor Disqualification. No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

3.12 Reliance. The Company acknowledges that each Buyer is relying on the representations and warranties (as modified by the disclosures in the SEC Reports made by the Company hereunder and that such representations and warranties (as modified by the disclosures in the SEC Reports) are a material inducement to each Buyer purchasing the Shares.

SECTION 4. Covenants.

4.1 Compliance with Law. Each Buyer and the Company shall comply with any law, rule or regulation of a governmental authority or self-regulatory organization (including a stock exchange) in connection with the acquisition of the Shares as well as any subsequent disposition of the Shares. For the avoidance of doubt, no Buyer shall directly or indirectly, sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of all or any portion of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge or charge of all or any part of such Shares) except in accordance with (1) the registration provisions of the Securities Act or an exemption from such registration provisions and (2) any applicable U.S. federal or state or non-U.S. securities laws.

4.2 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for working capital and general corporate purposes.

SECTION 5. Indemnification. The Company shall indemnify, defend and hold harmless each Buyer (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of any material inaccuracy in, or any material breach of, the representations or warranties of the Company and the covenants or agreements made by the Company in this Agreement. Each Buyer shall indemnify, defend and hold harmless the Company (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of any material inaccuracy in, or any material breach of, the representations or warranties of such Buyer and the covenants or agreements made by such Buyer in this Agreement.

SECTION 6. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, by overnight courier, by e-mail or sent by facsimile (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such address as that party may specify by notice to the other party.

SECTION 7. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns.

SECTION 8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 9. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

SECTION 10. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

SECTION 11. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

SECTION 12. Further Assurances. Each Buyer and the Company hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14. No Joint and Several Liability. Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, liabilities and obligations under this Agreement are several, and not joint, to each Buyer, and no Buyer will be liable for any breach, default, liability or other obligation of the other Buyers party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

PLAYA HOTELS & RESORTS N.V.

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

BUYERS:

M.H. Davidson & Co.
By:	Davidson Kempner Capital Management LP, its Investment Manager

/s/ Avram Z. Friedman
Name:	Avram Z. Friedman
Title:	Managing Member

Davidson Kempner Partners
By:	Davidson Kempner Capital Management LP, its Investment Manager

/s/ Avram Z. Friedman
Name:	Avram Z. Friedman
Title:	Managing Member

Davidson Kempner Institutional Partners, L.P.
By:	Davidson Kempner Capital Management LP, its Investment Manager

/s/ Avram Z. Friedman
Name:	Avram Z. Friedman
Title:	Managing Member

DAVIDSON KEMPNER INTERNATIONAL, LTD.
By:	Davidson Kempner Capital Management LP, its Investment manager

/s/ Avram Z. Friedman
Name:	Avram Z. Friedman
Title:	Managing Member

[Signature Page to Securities Purchase Agreement]

Davidson Kempner Distressed Opportunities Fund LP
By:	Davidson Kempner Capital Management LP, its Subadviser

/s/ Avram Z. Friedman
Name:	Avram Z. Friedman
Title:	Managing Member

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES INTERNATIONAL LTD.
By:	DK Management Partners LP, its Investment manager

/s/ Avram Z. Friedman
Name:	Avram Z. Friedman
Title:	Managing Member

[Signature Page to Securities Purchase Agreement]

Schedule I

Buyer Schedule

Buyer	Number of Shares	Purchase Price
M.H. Davidson & Co.	110,537	$453,200.00
Davidson Kempner Partners	676,634	$2,774,200.00
Davidson Kempner Institutional Partners, L.P.	1,471,512	$6,033,200.00
Davidson Kempner International, Ltd.	1,645,707	$6,747,400.00
Davidson Kempner Distressed Opportunities Fund LP	378,342	$1,551,200.00
Davidson Kempner Distressed Opportunities International Ltd.	595,317	$2,440,800.00
Total	4,878,049	$20,000,000.00